Exhibit (c)(4)

Project Alchemy

Board of Directors Discussion

April 19, 2009

Summary

Summary

Context: we must resolve our NA bottling system issues now

•	Belief remains in the long-term attractiveness – and importance to P – of NAB
•	Significant changes in NA LRB have challenged our franchise system
•	We have three options to address this: acquire B&A, merge B&A, restructure relationship

B&A acquisition is strategically compelling, with offensive and defensive benefits

•	Delivers a leaner, simpler, more flexible system that holistically addresses our challenges
•	Could create advantaged capabilities vs. KO
•	Provides ability to actively manage the portfolio and provides additional strategic flexibility
•	Is superior to remaining two options: both are limited in impact and pace

Deal synergies are clear and identifiable with potential for upside benefits Financials work – synergies cover premium [see financial supplement] Risks, concerns are manageable

1

090419-PEP-Alchemy-BOD NFD-Final.ppt

Context

NAB remains an attractive, important part of P portfolio

Category is large, attractive where P leads

Profit margins in the mid-to-high teens – above most CPGs

Critical to retailers – high GMROI, key to shopping trip

Outside foodservice, P the leader

~$100B wholesale market, ~20B cases sold annually

Growth rebound likely

Long established history of growth
- 3% volume growth '90-'08
- 5% value growth '90-'08

Reasons to believe in a rebound
- People need to drink
- Input cost inflation stabilizing
- Functional drinks to spur growth
- Plans in place to slow CSD declines

~1%+ annual growth expected going forward

NAB Critical to P portfolio

Significant financial contributor...
- 37% of '08 Revenue, NOPBT

...with portfolio benefits
- Enhances non-NA beverage business (beverage 41% of worldwide profits)
- Secures better portfolio economics in NA

$3B in NOPBT contribution to P portfolio

090419-PEP-Alchemy-BOD NFD-Final.ppt

2

Context

Significant changes in NA LRB are placing heavy pressures on our business – System profit growth now almost flat

System profit pool1 for bottler-delivered beverages

(NOPBT Index: 2000 = 100, 2000–08F)

00-04 04-08F

CAGR CAGR

200(%)(%)

147 150 156 10.1 1.1

150 132

100

100

50

0

2000 2002 2004 2006 2008F Total

LRB category growth has slowed

Significant shift from CSDs to NCBs

– CSD share:

• ‘98: 57%

• ‘08: 45%

• ‘18F: 30-35%

Proliferation of competition and the rise of pure plays

Revolution in retail

KO system in NA facing same dilemma

3

090419-PEP-Alchemy-BOD NFD-Final.ppt

Context

Given current business environment, standard franchise model benefits limited for our System...

Benchmarked franchise model benefits		Post spin-off realization *(early 2000s)*	Current P realization *(late 2000s)*	Comments
Financial benefits	Generates up-front cash	●	○	P benefited at time of transaction, but this has played out
	Facilitates rapid growth	◐	○	Category growth has slowed, and full geographic coverage of NA precludes further expansion
	Lowers asset base, boosts returns	◕	◐	P ROIC enhanced by franchise structure, but redundant operations impacting returns
Operational benefits	Allows focus on core competencies	◕	◔	Initially realized focus benefits now offset by cost of negotiations, operation of parallel WHD system
	Taps into local knowledge, talent	◕	◔	Local knowledge becoming less important with rise of national acct.
	Accesses owner / operator drive	○	○	Anchor bottlers are public companies

Substantial post spin-off benefits have largely played out

090419-PEP-Alchemy-BOD NFD-Final.ppt

4

Context

...and are outweighed by the costs of System misalignment

Category	Misalignments - costs of franchise model
Topline	**Innovation & Pricing:** inability to broaden offering or rapidly commercialize due to misaligned economics
Customer	**GTM flexibility:** inability to access optimal route to market or meet retailer needs due to bottlers singular focus on DSD delivery
	Reach and lift: profit-split drives underservicing of critical small format and FSV accounts and lack of focus on higher margin, lower velocity SKUs
	"One face": lack of standardized approach / offering to national retailers
Cost / organization	**Capital:** inability to support innovation or react to technological advancements because of disagreement on who funds capital projects and differing views on urgency
	Redundancy: operation of parallel systems by both P and the anchors in distribution and warehousing, manufacturing, and back office / G&A

Strategic imperative for beverages to address this now

090419-PEP-Alchemy-BOD NFD-Final.ppt

5

Strategy

Recommendation: Acquire B&A

Would create a leaner, simpler, more flexible system

In its end state, system would be:

Leaner: NewCo would have streamlined operations and would eliminate redundant back office support costs

Simpler: Business model would be largely simplified with all steps in the chain aligned (as opposed to focused on splitting a profit pool)

More flexible and agile: NewCo would be able to rapidly commercialize, react to advancements in manufacturing, and pursue different routes to market. Easier to deal with independent bottlers with P ownership of anchor bottlers.

A differentiated business system vs. KO with the prospect of competitive advantage

6

090419-PEP-Alchemy-BOD NFD-Final.ppt

Strategy

Note – B&A acquisition would be a different type of deal than those historically pursued by P

	"Typical" P deal	Acquire bottlers B&A
Objective	Pursue growth opportunities by broadening the P portfolio, focused on H&W	Defend system from further degradation Align for future opportunities
What we get	Company in growth stage Portfolio fit through product, customer or geographic adjacencies	Bottlers in mature life stage Franchise rights and asset restructuring to secure control and coordination of the system
Must believes	Strategic fit adequate to strong Deal economics compelling (IRR, accretion, algorithm impact)	Strategic rationale strong (can fix issues, set up to 'win') Near-term financial impact needs to be managed carefully

090419-PEP-Alchemy-BOD NFD-Final.ppt

7

Strategy

NewCo – its new numbers and shape

~$59B global food & beverage business

Key NewCo statistics[1]

Financials
- Revenues: $59B
- NOPBT: $9,360M

Revenue mix (%)
- NA / Intl: 60 / 40
- Snacks / Beverages: 46 / 54

Portion P NA volume bottled: ~76%

Enterprise value: $100B

Total employees: ~285k

Key markets with integrated positions
- Americas: US, Canada, Mexico
- Western Europe: Spain, Greece
- Eastern Europe: Russia, Turkey, Ukraine, Romania, Czech Republic, Hungary, Poland

Extent of NewCo operations in NA

R&D / Brand	Drive innovation agenda Manage brand architecture and communications
Supply chain	*Manufacture cold fill products* Manufacture hot fill products
GTM	*Distribute products through DSD network* and via WHD *Run in-market execution*

(italics – previously A&B activities)

1.Based on 2009 full year pro forma of combination; EV based on 4/17/09 prices
Source: Banker estimates; Hoovers; company filings; BCG analysis

090419-PEP-Alchemy-BOD NFD-Final.ppt

8

Strategy

Integration will greatly improve the issues with our model

Offers a dramatic step forward in our operating and strategic effectiveness

Category	Misalignments	Degree addressed
Topline	Innovation & pricing	✓✓ -System profit view will broaden innovation pipeline and speed commercialization
Customer	GTM flexibility	✓✓ - New flexibility to select optimal routes by product; potential to push dedicated selling / pick & pack / bundling across beverages and across PepsiCo
	Reach and lift	✓ - Improved drop economics and focus in-store
	"One face"	✓ - ~76% of volume consolidated – improves service to national accounts and bundling across PepsiCo...but still not 100%
Cost / organization	Capital	✓✓ - Ownership of platform enables control of investment decisions and pursuit of breakthroughs
	Redundancy	✓✓ - Mftg, distribution and support redundancies removed

090419-PEP-Alchemy-BOD NFD-Final.ppt

9

Strategy

Improves competitiveness and capabilities vs. KO

Category		From	To	P competitive advantage v. KO
Topline	Brand and innovation	Parity	Parity / P advantage	Both with mixed track record of innovation success; deal provides enhanced agility, breadth giving P clear advantage
Customer	Large format	Parity / P advantage	P advantage	QTG advantaged over KO warehouse system; newly flexible GTM expands reach and differentiates P v. KO
	Small format	Parity	Parity / P advantage	Economics of joint profit pool allows focus on key accounts and boosts reach, KO still burdened with split pool
	Foodservice	P disadvantage	Parity	Use of hybrid GTM model and 3rd party distributors can eliminate KO's longstanding advantage in foodservice
Cost / organization	Supply chain and G&A	Parity	P advantage	By removing redundancies and consolidating the system, P established a very clear cost, flexibility advantage over KO
	People	Parity	P advantage	More operating flexibility around leveraging talent across FLNA and NAB; expanded base of operational talent

P advantage | Parity | P disadvantage

090419-PEP-Alchemy-BOD NFD-Final.ppt

10

Strategy

Deal also provides P with additional strategic flexibility

Flexibility to pursue Opportunity drive tech initiatives in future advancements

Potential to pursue other Can take full financial advantage of manufacturing or distribution-focused manufacturing breakthroughs that deals significantly reduce costs

• E.g., hot fill to cold fill

Potential to set up a hybrid GTM to increase flexibility and meet retailer Can pursue science-based needs innovation with rapid commercialization capability

Potential to set up dedicated selling system to increase focus on new products

090419-PEP-Alchemy-BOD NFD-Final.ppt

Synergies

~$200–300M in total annual deal synergies available

"Clear" synergies	Other potential synergies	
Customer • Integrated selling organizations **Cost / organization** • Supply chain – combined transport networks • Back office – redundancy • European integration – Spain, Turkey, E.Europe	**Top-line** • Enhanced innovation • Pricing alignment • Enhanced marketing mix • International topline **Cost / organization** • Cold fill manufacturing consolidation • Increased SC flexibility • Greater decision-making speed, focus	**Customer** • Gatorade small format DSD • Power of One • Net revenue, cost mgmt • GTM flexibility • GTM focus • "One face"
$150M	**$150M**	

090419-PEP-Alchemy-BOD NFD-Final.ppt

12

Risks

Risks, concerns about the deal are manageable

Risk Comments

• Deal has operational / financial risks.

Execution

• .as well as organizational / integration risks.

• .But can manage these with a rigorous Post-Merger Integration and strong, experienced leadership

International • B&A intl portfolio in several markets with weak PI positions and mixed growth.

• .But we can take steps to mitigate this concern

– Divest select challenged intl positions

– Leverage Snacks &/or remove redundancies in model

– Use new system flexibility to unlock top-line sources of value

• Category growth stalled in 2007 and declined in 2008.

Category

• .But we remain confident in the category and the deal rationale

– Confident that LRB is attractive space and can return to low growth

– Deal about flexibility, restructuring & buying franchise rights, not hard assets

– Category challenges amplify need to restructure the system

090419-PEP-Alchemy-BOD NFD-Final.ppt 13

Risks

Operational and organizational challenges are manageable

Organizational / integration risks

Three cultures will need to be merged

Operational / financial risk

Complex task to putting three operations together

Management cohesion to be addressed

• Need for clear Sr. roles and responsibilities

•	Likely would have to merge B&A first
•	Then integrate B&A into P

Potential for labor integration challenges

Operational integration global in scope and likely to take a year

•	Bottlers utilize organized labor, P not unionized
•	Pension and benefit integration challenges

Different systems / IT used across different entities, but P already manages B’s IT infrastructure

Need to ensure continuation of existing service levels during integration period

090419-PEP-Alchemy-BOD NFD-Final.ppt

Risks

Will install rigorous Post-Merger Integration process, launching pre-close, to drive a smooth integration


Integration office
Phase 0
Phase 1
Phase 2
Phase 3
Preparation and integration setup
Initial integration design
• Set baseline/targets
• Align on integration priorities
• Form & kick-off integration teams
• Initiate Comm./change mgmt.
Detailed integration planning
• Confirm financial targets
• Complete Implementation plans
• Set organizational changes
• Continue Comm./change mgmt
Finalization M&A process
Implementation
• Execute and actively track integration plans
Signing
Start integration
Authorization/ closing

Proven approach for delivering integration results (used in Quaker) coupled with strong, experienced leadership provides confidence that this is achievable

090419-PEP-Alchemy-BOD NFD-Final.ppt
15

Risks

While a reversal from 10 years ago, it reflects the new circumstances of our business and category

	1998		2008 – 09
Situation	LRB growth at ~4-5%	→	LRB decline for first time ever
	Mix dominated by CSDs (57% of LRB)	→	Proliferation of NCBs, functional beverages with different economics. CSDs 45% of LRB & declining
	DSD only route to market for CSDs	→	Many routes to market for beverages
	Cold fill is predominant platform	→	Hot fill and other platforms growing in importance
	KO creating value through bottler refranchising activities	→	KO and CCE facing real alignment issues; potentially restructuring
Implications	Clear rationale for spin-off • Efficient execution via focus • Consolidate system, drive growth • Distinct investor offering Double-digit profit growth in early '00s		Original rationale has played out, and less relevant given changes in LRB

Fundamentally different environment suggests fundamentally different model needed to return system to profit growth

090419-PEP-Alchemy-BOD NFD-Final.ppt

16

Risks

Key risk issues have been fully addressed

Issues		Responses
1. Potential for short-term System disruption		• Bottlers incented to perform during negotiations • P integration experience and rigorous PMI process • Aligned values / commitment to executional excellence
2. Investor Concerns		
- Investment in lower growth / return sector; lowers ROIC	→	• Total P performance still strong within peer group (growth and returns)
- Reversal of 1998 strategy	→	• Proactive decision based on current environment
- Why not resolve like CCE / KO?	→	• Does not address structural issues
- Any other underlying NA Beverage issues motivating deal?	→	• No. Focus is on enhancing long-term Beverage execution capability / system competitiveness
3. P Issues		
- 2009 confidence / guidance	→	• Confidence in outlook (currency neutral)
- Financial flexibility for future deals	→	• Still have considerable flexibility
- Integrating 100,000 person workforce	→	• We are an operating culture with extensive operating capabilities / systems / processes. Bottlers have good relationships with unions

090419-PEP-Alchemy-BOD NFD-Final.ppt

17

Summary

Recap: Summary

Context: we must resolve our NA bottling system issues now

•	Belief remains in the long-term attractiveness – and importance to P – of NAB
•	Significant changes in NA LRB have challenged our franchise system
•	We have three options to address this: acquire B&A, merge B&A, restructure relationship

B&A acquisition is strategically compelling, with offensive and defensive benefits

•	Delivers a leaner, simpler, more flexible system that holistically addresses our challenges
•	Could create advantaged capabilities vs. KO
•	Provides ability to actively manage the portfolio and provides additional strategic flexibility
•	Is superior to remaining two options: both are limited in impact and pace

Deal synergies are clear and identifiable with potential for upside benefits Financials work – synergies cover premium [see financial supplement] Risks, concerns are manageable

090419-PEP-Alchemy-BOD NFD-Final.ppt

Deal financials

090419-PEP-Alchemy-BOD NFD-Final.ppt

Transaction Economics: Key Assumptions

Price / Consideration	▪ Base case financial analysis assumes an acquisition of Company B and Company A at illustrative purchase prices of $30.00 per share and $23.67 per share, respectively – Represents premiums of 19.0% as of April 17, 2009 closing prices for both companies – Offer value of $4.4 billion for Company B and $1.7 billion for Company A for the shares that P does not currently own (total consideration of $6.2 billion plus assumed net debt of $8.6 billion) – Implied multiples of 7.4x 2009E EBITDA for Company B and 7.6x 2009E EBITDA for Company A ▪ Transaction structure of 50% cash / 50% stock consideration – $3.1 billion in cash and $3.1 billion in P stock
Standalone Projections	▪ Projections for P, B and A for this project have been compiled by P's management
Synergies	▪ "Base Case" equates to ~$200mm in EBIT by 2012 - Cost Synergies: • $200 million of run-rate synergies, phased in $30 million in 2H 2009 (15%), $135 million in 2010 (68%), $175 million in 2011 (88%), and $200 million by 2012 (100%) - Cost to Achieve Synergies: • $200 million incurred as $75 million in 2H 2009 (38%), $100 million in 2010 (50%), and $25 million in 2011 (13%) • Analysis also includes an incremental $75mm in integration costs (30% affecting P&L, 70% affecting cash flows) ▪ We have also shown the transaction assuming $300mm in total synergies ($250mm cost, $50mm in EBIT from revenue synergies) - $50 million in incremental EBIT from revenue synergies (phased in equally in 2010, 2011 and 2012) - Assumes $250 million cost to achieve with same phase-in as "Base Case" ▪ Financial analysis excludes revenue synergies, except where otherwise noted

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20

Executive Summary: Impact to P’s Growth and Earnings

Transaction is accretive to EPS, EPS growth, and EBIT growth, and dilutive to top-line growth

Increased exposure to lower growth beverage …however, cost synergies offset lower top-line and category leads to lower overall top-line growth… lead to slightly increased EBIT growth

8.0% 10.0%

6.3%

5.7% 7.6% 7.7% Growth 8.0%

6.0% Growth

6.0%

4.0%

Revenue EBIT 4.0%

2.0% ‘12E

‘12E—2.0% -’09E 0.0% ‘09E 0.0%

(1)

P Standalone P Pro Forma P Standalone P Pro Forma(1)

…and accelerates P EPS growth through 2012E as An acquisition is significantly accretive to P EPS… cost synergies are realized

0.30 12.0% 10.8%

$0.23 9.8%

10.0%

$0.19

0.20 8.0%

$0.14 Growth

Accretion EPS 6.0% 4.8% EPS 0.10 $0.06 4.3% ‘12E 4.0% 3.6%—2.0% 1.5% ‘09E

0.00 0.0%

(1)

2009E 2010E 2011E 2012E P Standalone P Pro Forma

(1)	Assumes illustrative 12/31/08 close.

090419-PEP-Alchemy-BOD NFD-Final.ppt 21

Executive Summary: Impact to P’s Business Mix and Margins

Shift in business mix towards beverage decreases P’s EBIT margins by 210bps in 2009E(1) Domestic vs. international revenue mix does not change materially

A transaction would increase beverages as a % of …and would marginally increase the domestic % of the total revenues of the portfolio… the total revenues of the portfolio 43%

38% 40% 46% 54% 57% 60% 62%

P P P P Standalone Pro Forma Standalone Pro Forma Beverages Snacks Domestic International

(1)	…on a pro forma basis, EBIT margins grow 40bps P standalone EBIT margin grows slowly… from 2010 to 2012

20.0% 18.2% 18.3% 18.5% 20.0%

17.8%

(2)	16.2% 16.4% 16.6%

15.7%

15.0% 15.0%

10.0% 10.0%

5.0% 5.0%

0.0% 0.0%

2009E 2010E 2011E 2012E 2009E 2010E 2011E 2012E

(1)	Excludes bottling equity income.
(2)	Assumes illustrative 12/31/08 close.

090419-PEP-Alchemy-BOD NFD-Final.ppt

Executive Summary: Impact to P’s ROIC, IRR and Leverage

•	ROIC declines as a result of purchase accounting, although becomes more stable post transaction
•	Internal rate of return of 9.1% with $200MM in cost synergies (9.5% with $300MM)
•

Although rating agencies already consolidate B and A on P’s balance sheet and pro forma Total Debt / EBITDA does not increase significantly, a 50% cash / 50% stock acquisition is likely to lead to a 1-notch credit rating downgrade at S&P (from A+ to A)

The transaction leads to a decline in ROIC but

The transaction provides an IRR of over 9% improves its stability Standalone Pro Forma

30.0% 26.7%

10.0% 9.1% 9.5%

22.2%

8.0%

20.0% 18.0% 17.5%

6.0%

4.0%

10.0%

2.0%

0.0% 0.0%

2009E 2012E 2009E 2012E $200mm Synergies $300mm Synergies

P Pro Forma Total Debt / EBITDA not does increase P Standalone Total Debt / EBITDA significantly

2.5x 2.5x

2.0x 2.0x 2.2x 2.2x

2.1x 2.1x

1.9x

2.0x 1.8x 2.0x

1.5x 1.5x

1.0x 1.0x

0.5x 0.5x

0.0x 0.0x

2009E 2010E 2011E 2012E 2009E 2010E 2011E 2012E

090419-PEP-Alchemy-BOD NFD-Final.ppt 23

Current Market Update – Prices as of April 17, 2009

P

Current Stock Price		**$52.13**
52-Week High	9/19/2008	75.25
52-Week Low	1/15/2009	43.78
Diluted Shares (mm) (1)		1,565.843
Equity Value		**$81,627**
Enterprise Value (2)		**$87,480**
Adjusted Enterprise Value (3)		**$84,372**

P Management Estimates

Multiples	EV / EBITDA	Price / EPS
2008A	9.0x	14.2x
2009E	8.9	14.2
2010E	8.3	13.0
Metrics	**EBITDA**	**EPS**
2008A	$9,367	$3.68
2009E	9,479	3.67
2010E	10,143	4.02

B

Current Stock Price		**$25.20**
52-Week High	4/23/2008	35.10
52-Week Low	11/21/2008	15.78
Diluted Shares (mm) (1)		215.037
Equity Value		**$5,419**
Enterprise Value (2)		**$11,793**
P Overall Ownership (3)		37.6%
Value of P Equity Stake		**$2,035**
Value of Public Stake		**$3,384**

P Management Estimates

Multiples	EV / EBITDA	Price / EPS
2008A	6.5x	11.1x
2009E	6.8x	11.7x
2010E	6.6x	10.9x
Metrics	**EBITDA**	**EPS**
2008A	$1,822	$2.27
2009E	1,736	2.15
2010E	1,794	2.32

A

Current Stock Price		**$19.88**
52-Week High	4/18/2008	27.02
52-Week Low	10/10/2008	14.51
Diluted Shares (mm) (1)		125.887
Equity Value		**$2,503**
Enterprise Value (2)		**$4,735**
P Overall Ownership (3)		43.0%
Value of P Equity Stake		**$1,074**
Value of Public Stake		**$1,429**

P Management Estimates

Multiples	EV / EBITDA	Price / EPS
2008A	6.8x	10.0x
2009E	6.9x	10.8x
2010E	6.7x	9.9x
Metrics	**EBITDA**	**EPS**
2008A	$701	$1.98
2009E	684	1.84
2010E	712	2.01

Note: Dollars in millions, except per share amounts. Prices as of April 17, 2009.
(1) Diluted shares accounted for under the treasury stock method.
(2) Debt, cash, minority interest and preferred stock balances as of 10-Ks filed for period ending December 2008.
(3) P's adjusted enterprise value excludes P's ownership in B and A. Assumes P owns 70.2 million basic B shares and 6.6% direct interest in Bottling LLC and owns 54.0 million basic A shares per P's management guidance.

090419-PEP-Alchemy-BOD NFD-Final.ppt
24

Acquisition Pricing Matrix

Assumed B Offer Price Assumed A Offer Price at Consistent Premium

Offer Price $28.00 $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 $22.09 $22.88 $23.67 $24.46 $25.24 $26.03 $26.82 $27.61

Implied Premium to Current (1) 11.1% 15.1% 19.0% 23.0% 27.0% 31.0% 34.9% 38.9% 11.1% 15.1% 19.0% 23.0% 27.0% 31.0% 34.9% 38.9%

vs. 52-Week High (2) (20.2%) (17.4%) (14.5%) (11.7%) (8.8%) (6.0%) (3.1%) (0.3%) (18.2%) (15.3%) (12.4%) (9.5%) (6.6%) (3.7%) (0.7%) 2.2% vs. 30-Day Average (3) 29.1% 33.7% 38.3% 42.9% 47.5% 52.1% 56.7% 61.3% 26.6% 31.1% 35.7% 40.2% 44.7% 49.2% 53.8% 58.3% vs. 20-Day Average (4) 21.0% 25.4% 29.7% 34.0% 38.3% 42.7% 47.0% 51.3% 21.1% 25.4% 29.7% 34.1% 38.4% 42.7% 47.0% 51.4%

Implied Offer Value $6,063 $6,306 $6,549 $6,792 $7,035 $7,278 $7,521 $7,764 $2,783 $2,884 $2,984 $3,084 $3,185 $3,285 $3,385 $3,486

Implied Offer Value for

(5)	$4,098 $4,271 4,444 4,617 4,790 4,963 5,136 5,308 1,591 1,648 1,706 1,764 1,821 1,879 1,937 1,994

Public Shares

Implied Trans. Value 12,437 12,680 12,923 13,166 13,409 13,652 13,895 14,138 5,015 5,116 5,216 5,316 5,417 5,517 5,617 5,718 2008E EV/EBITDA 6.8x 7.0x 7.1x 7.2x 7.4x 7.5x 7.6x 7.8x 7.2x 7.3x 7.4x 7.6x 7.7x 7.9x 8.0x 8.2x 2009E EV/EBITDA 7.2 7.3 7.4 7.6 7.7 7.9 8.0 8.1 7.3 7.5 7.6 7.8 7.9 8.1 8.2 8.4 2009E P/E 13.0 13.5 13.9 14.4 14.9 15.3 15.8 16.2 12.0 12.4 12.8 13.3 13.7 14.1 14.5 15.0

Note: Dollars in millions, except per share amounts.

(1)	B closing share price of $25.20 as April 17, 2009. A closing share price of $19.88 as April 17, 2009.
(2)	B 52-week intra-day high of $35.10 as April 23, 2008. A 52-week intra-day high of $27.02 as April 18, 2008.
(3)	B 30-day average price of $21.69 as of April 17, 2009. A 30-day average price of $17.45 as of April 17, 2009.
(4)	B 20-day average price of $23.13 as of April 17, 2009. A 20-day average price of $18.24 as of April 17, 2009.
(5)	Assumes P owns 70.2 million basic B shares and 6.6% direct interest in Bottling LLC and owns 54.0 million basic A shares per P’s management guidance.

090419-PEP-Alchemy-BOD NFD-Final.ppt

Three Year Stock Price History

3	Year Stock Prices

B A

Time High Average Low High Average Low

$55.00

3	Months $25.20 $20.83 $17.02 $19.90 $17.19 $15.04
6	Months 25.20 20.40 16.49 20.75 17.57 15.04

$50.00 1 Year 34.61 25.45 16.49 26.87 20.20 15.04

2	Years 43.08 30.95 16.49 35.72 24.32 15.04

$45.00 3 Years 43.08 31.38 16.49 35.72 23.49 15.04

$40.00

$35.00 3-Yr Avg: $31.38 (25% premium to

$30.00 current)

$25.00 3-Yr Avg: $23.49 (18% premium to current)

$20.00

B

$15.00 $25.20

$10.00 A

$19.88

$5.00

$0.00

04/13/06 11/17/06 06/27/07 02/01/08 09/09/08 04/17/09

Source: FactSet as of April 17, 2009. B A

090419-PEP-Alchemy-BOD NFD-Final.ppt 26

Recommended Transaction Structure

Recommend that P leave flexibility to negotiate on multiple topics

Price	▪ Start at same premium	▪ Leave flexibility to increase and differentiate
Consideration Mix	▪ 50% cash / 50% stock	▪ Ability to go to 100% cash
	▪ Strip	▪ Flexibility to change to election mechanism
Pricing of Stock Consideration	▪ Fixed exchange ratio	▪ Flexibility to change to fixed price, with collar
Conditionality	▪ Cross conditional with respect to both B and A	
Structure	▪ "Forward triangular" merger structure for both acquisitions – Tender offer might require complicated analysis under P / A shareholders agreement – Receipt of stock by B's and A's shareholders (other than certain shares held by P) will be tax-free if 40% of consideration is stock – Will likely require amendment from bank to maintain current B and A credit facilities ($1.8bn total); expected to be easily obtained – All bonds expected to roll over	
Key Conditions	▪ Confirmatory financial, business and legal due diligence ▪ Subject to Special Committee approval ▪ HSR approval	
Other	▪ Indicate in offer that P would not support another transaction ("not a seller here")	

090419-PEP-Alchemy-BOD NFD-Final.ppt

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Pro Forma Sensitivities – Illustrative Case $200mm in Synergies

50% Stock / 50% Cash

B Offer Price $28.00 $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00

Prem. To Current 11.1% 15.1% 19.0% 23.0% 27.0% 31.0% 34.9% 38.9%

Implied A Offer Price $22.09 $22.88 $23.67 $24.46 $25.24 $26.03 $26.82 $27.61

Prem. To Current 11.1% 15.1% 19.0% 23.0% 27.0% 31.0% 34.9% 38.9%

2009E $0.07 $0.06 $0.06 $0.05 $0.05 $0.04 $0.04 $0.03 2010E 0.16 0.15 0.14 0.13 0.12 0.11 0.10 0.09 Accretion / (Dilution)—$ 2011E 0.21 0.20 0.19 0.18 0.17 0.16 0.15 0.14 2012E 0.26 0.25 0.23 0.22 0.21 0.20 0.18 0.17 2009E 1.8% 1.7% 1.5% 1.4% 1.3% 1.2% 1.0% 0.9% 2010E 4.1% 3.8% 3.6% 3.3% 3.1% 2.8% 2.6% 2.3% Accretion / (Dilution)—% 2011E 4.8% 4.6% 4.3% 4.1% 3.8% 3.6% 3.3% 3.1% 2012E 5.3% 5.1% 4.8% 4.6% 4.3% 4.1% 3.8% 3.5% 2009E—2012E EPS CAGR (1) 11.1% 11.0% 11.0% 10.9% 10.9% 10.8% 10.8% 10.8% 2009E 2.05x 2.06x 2.07x 2.08x 2.09x 2.10x 2.11x 2.12x Adjusted 2010E 2.11 2.12 2.13 2.14 2.15 2.16 2.17 2.18

Total Debt / EBITDA (2)

2011E 2.17 2.18 2.19 2.20 2.21 2.22 2.23 2.24 2012E 2.21 2.22 2.23 2.24 2.25 2.26 2.27 2.28 2009E 18.2% 18.1% 18.0% 17.9% 17.8% 17.6% 17.5% 17.4% ROIC 2010E 18.1% 18.0% 17.9% 17.8% 17.7% 17.6% 17.5% 17.4%

(P 10-K Method) (3)

2011E 17.9% 17.8% 17.7% 17.6% 17.5% 17.5% 17.4% 17.3% 2012E 17.6% 17.5% 17.5% 17.4% 17.3% 17.2% 17.1% 17.0%

Note: Assumes 50% stock / 50% cash, 6.0% cost of debt, transaction closes 6/30/09. Assumes $200mm of cost synergies.

(1)	Projected standalone P 2009-2012 EPS CAGR is 9.8%.
(2)

P standalone Adjusted Debt / EBITDA is 1.81x in 2009, 1.90x in 2010, 1.98x in 2011 and 2.04x in 2012. 2009E credit statistics shown pro forma for full year combined EBITDA. Adjusted for operating leases, pension liabilities and expenses, stock based compensation, accrued interest (not in debt) and trade receivables sold per management guidance. Credit statistics reflect credit for 100% of synergies.

(3)	P standalone ROIC is 26.7% in 2009, 24.9% in 2010, 23.5% in 2011 and 22.2% in 2012.

090419-PEP-Alchemy-BOD NFD-Final.ppt

Pro Forma Sensitivities – Illustrative Case $300mm in Synergies

50% Stock / 50% Cash

B Offer Price $28.00 $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00

Prem. To Current 11.1% 15.1% 19.0% 23.0% 27.0% 31.0% 34.9% 38.9%

Implied A Offer Price $22.09 $22.88 $23.67 $24.46 $25.24 $26.03 $26.82 $27.61

Prem. To Current 11.1% 15.1% 19.0% 23.0% 27.0% 31.0% 34.9% 38.9%

2009E $0.07 $0.06 $0.06 $0.05 $0.05 $0.04 $0.04 $0.03

2010E 0.18 0.17 0.16 0.15 0.14 0.13 0.12 0.11

Accretion / (Dilution)—$ 2011E 0.25 0.23 0.22 0.21 0.20 0.19 0.18 0.17

2012E 0.31 0.30 0.28 0.27 0.26 0.25 0.23 0.22

2009E 1.8% 1.7% 1.5% 1.4% 1.3% 1.2% 1.0% 0.9%

2010E 4.4% 4.2% 3.9% 3.7% 3.4% 3.2% 2.9% 2.7%

Accretion / (Dilution)—% 2011E 5.6% 5.3% 5.0% 4.8% 4.5% 4.3% 4.0% 3.8%

2012E 6.3% 6.1% 5.8% 5.6% 5.3% 5.1% 4.8% 4.6%

2009E—2012E EPS CAGR (1) 11.4% 11.4% 11.3% 11.3% 11.2% 11.2% 11.2% 11.1%

2009E 2.05x 2.06x 2.07x 2.08x 2.09x 2.10x 2.11x 2.12x

Adjusted 2010E 2.11 2.12 2.13 2.14 2.15 2.16 2.17 2.18

Total Debt / EBITDA (2)

2011E 2.16 2.17 2.18 2.19 2.20 2.21 2.22 2.23

2012E 2.19 2.20 2.21 2.22 2.23 2.24 2.25 2.26

2009E 18.2% 18.1% 18.0% 17.9% 17.8% 17.7% 17.6% 17.4%

ROIC 2010E 18.2% 18.1% 18.0% 17.8% 17.7% 17.6% 17.5% 17.4%

(P 10-K Method) (3)

2011E 18.0% 17.9% 17.8% 17.8% 17.7% 17.6% 17.5% 17.4%

2012E 17.8% 17.7% 17.6% 17.5% 17.4% 17.3% 17.3% 17.2%

Note: Assumes 50% stock / 50% cash, 6.0% cost of debt, transaction closes 6/30/09. Assumes $250mm of cost synergies and $50mm of incremental EBIT from revenue synergies.

(1)	Projected standalone P 2009-2012 EPS CAGR is 9.8%.
(2)

P standalone Adjusted Debt / EBITDA is 1.81x in 2009, 1.90x in 2010, 1.98x in 2011 and 2.04x in 2012. 2009E credit statistics shown pro forma for full year combined EBITDA. Adjusted for operating leases, pension liabilities and expenses, stock based compensation, accrued interest (not in debt) and trade receivables sold per management guidance. Credit statistics reflect credit for 100% of synergies.

(3)	P standalone ROIC is 26.7% in 2009, 24.9% in 2010, 23.5% in 2011 and 22.2% in 2012.

090419-PEP-Alchemy-BOD NFD-Final.ppt

Financing Considerations

Rating agency impact

A 50% cash / 50% stock acquisition of B and A is likely to lead to 1-notch credit rating downgrade at S&P (from A+ to A), assuming current P share repurchase levels are maintained

In order to maintain its current A+ rating, P likely to be required to reduce share repurchases by approximately $1.5 billion per year

Acquisition financing

Acquisition financing consideration can be funded on an interim basis via a combination of P’s existing credit facility and a new committed interim credit facility

The term bond financing will be executed as soon as practical after announcement. Key gating items will be determination of final ratings and the filing of pro forma financial statements

P could comfortably raise up to $3.5 billion in a single bond offering including 3, 5 and 10 year tranches

Based on current market conditions, the blended cost of such term debt financing is expected to be below 4.5%, subject to Treasury rate movements and the overall credit spread environment

090419-PEP-Alchemy-BOD NFD-Final.ppt

Preliminary Timetable

Milestone	Preliminary Timing
Send offer letters to B and A • Amend 13D with Company A • Offer letters made public	**April 19 / 20**
Communication strategy • PR campaign, equity story, investor presentation	**In Progress**
B and A review • Special committee of independent directors formed to evaluate offer	**~4-6 weeks**
Negotiation Period • To commence post-special committee review	**~4-6 weeks**
Confirmatory due diligence	**1-2 weeks**

It is important to understand that the special committees of B and A will largely control timing

090419-PEP-Alchemy-BOD NFD-Final.ppt

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Process and Timing

(timing illustrative of offer for B – different considerations relate to A)

April 22 Approximately 3 – 6 weeks

Publicly Disclose Offer to B

B forms Special Committee. Hires advisors and commences internal discussion.

B Accept offer (unlikely) Documentation P&B agree P withdraws offer, launch direct offer to stockholders (note : disclosure obligations)

Subsequently, consider whether to change board composition(may change landscape but directions will still be independent P accept counter offer, Negotiate counter offer, P rejects counter offer, repeat the process

B rejects offer (declines to negotiable) Subsequently, consider whether to change board composition

090419-PEP-Alchemy-BOD NFD-Final.ppt 32